As filed with the Securities and Exchange Commission on July 6, 1999
                                                      Registration No. 333-65097
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                   POST EFFECTIVE AMENDMENT NO. 1 TO FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             SUMMIT LIFE CORPORATION
             (Exact name of Registrant as specified in its charter)

                                    OKLAHOMA
         (State or other jurisdiction of incorporation or organization)


         6311                                                73-1448244
(Primary Standard Industrial                           (I.R.S. Employer
 Classification Code Number)                               Identification No.)

                                3021 Epperly Dr.
                                 P.O. Box 15808
                          Oklahoma City, Oklahoma 73155
                                 (405) 677-0781
(Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)

                                CHARLES L. SMITH
                     President and Chief Operating Officer
                            Summit Life Corporation
                                3021 Epperly Dr.
                                 P.O. Box 15808
                         Oklahoma city, Oklahoma 73155
                                 (405)677-0781
(Name, address, including zip code, and telephone number, including area code, of agents for service)

                                   COPIES TO:

                           JEANETTE C. TIMMONS, ESQ.
               Day Edwards Federman Propester & Christensen, P.C.
                          210 Park Avenue, Suite 2900
                         Oklahoma City, Oklahoma 73102
                                 (405)239-2121

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          DEREGISTRATION OF SECURITIES

         This Post-Effective Amendment No. 1 is being filed to deregister the remaining unsold shares of common stock, par value $.01 per share ("Common Stock"), of the total 1,000,000 shares (the "Shares") of Common Stock of Summit Life Corporation (the "Registrant") covered by the Registration Statement on Form SB-2, No. 333-65097 (the "Registration Statement"), declared effective on January 11, 1999. The offering contemplated by the Registration Statement was terminated by the Registrant on June 30, 1999. Accordingly, the Registrant hereby files this Post-Effective Amendment No. 1 to the Registration Statement to deregister a total of 817,230 Shares, originally registered by the
Registration Statement, which remained unsold as of the termination of the offering.

         Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), Summit Life Corporation certifies that it has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oklahoma City, Oklahoma, on this 6th day of July, 1999.


                                          SUMMIT LIFE CORPORATION
                                          an Oklahoma corporation



Date:  July 6, 1999                       /s/ Charles L. Smith
                                          --------------------
                                          Charles L. Smith
                                          President and Chief Operating Officer